UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): May 31, 2019

CLOUDERA, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-38069 (Commission File Number)	26-2922329 (I.R.S. Employer Identification Number)
395 Page Mill Road Palo Alto, CA 94306
(Address of principal executive offices and zip code)
(650) 362-0488
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading symbol	Name of each exchange on which registered
Common Stock, par value $0.00005 per share	CLDR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On May 31, 2019, Thomas J. Reilly and the Board of Directors (the “Board”) of Cloudera, Inc. (the “Company”) mutually agreed that he would retire as Chief Executive Officer and a member of the Board, effective July 31, 2019 (the “Effective Date”). Mr. Reilly’s resignation is not the result of any disagreement with the Company on any matter relating to its operations, policies or practices. On the same day, the Board appointed Martin Cole as the Company’s interim Chief Executive Officer, effective as of the end of Mr. Reilly’s service as Chief Executive Officer, and approved a reduction in the number of authorized directors of the Board from nine to eight, effective as of the same time.
Mr. Cole, 63 years old, has served as a member of the Board since September 2014 and will continue to serve on the Board. Prior to retiring from Accenture in August 2014, Mr. Cole held various roles at Accenture plc, a professional services company, where he had worked since 1980. Most recently, Mr. Cole served as the Chief Executive of the Technology Group from 2012 to 2014, Chief Executive of the Communications, Media & Technology Operating Group from 2007 to 2012, Chief Executive of the Government Operating Group from 2004 to 2006, Managing Partner of the Outsourcing and Infrastructure Delivery Group from 2002 to 2004, and Partner in the Outsourcing and Government Practices Groups from 1989 to 2002, in addition to numerous other leadership positions during his tenure at Accenture. Mr. Cole currently serves on the boards of directors of the Western Union Company and Western Digital Corporation. Mr. Cole holds a B.A. from Dartmouth College and an M.A. from the University of Texas at Austin.
There are no arrangements or understandings between Mr. Cole and any other persons, pursuant to which he was appointed as interim Chief Executive Officer, no family relationships among any of the Company’s directors or executive officers and Mr. Cole and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S‑K.
The details of Mr. Cole’s compensation to be paid in connection with his appointment as interim Chief Executive Officer have not been determined as of the date hereof and will be determined by the Board at a later date. For now, Mr. Cole will continue to receive the compensation non-employee directors of the Board are entitled to receive pursuant to the Company’s non-employee director compensation program, as described in the Company’s proxy statement filed with the Securities and Exchange Commission on May 10, 2019.
In connection with his retirement from the Company on July 31, 2019, Mr. Reilly and the Company entered into an Executive Transition Agreement on June 5, 2019 (the “Transition Agreement”). In order to ensure a smooth transition, Mr. Reilly will continue as the Chief Executive Officer until July 31, 2019 or until an earlier date on which a permanent successor is appointed (the “Transition Period”). The Company has initiated a search to identify a new Chief Executive Officer.
Pursuant to the Transition Agreement, Mr. Reilly will receive his base salary as currently in effect, continue to participate in Company benefit programs, and continue to vest in his outstanding stock option awards and restricted stock unit awards through the end of the Transition Period. Following the completion of the Transition Period, or upon an earlier involuntary termination by the Company without cause, and subject to delivery of a release of claims, Mr. Reilly will be entitled to receive the following severance payments and benefits: (i) a lump sum payment equal to 12 months of his base salary and 100% of his annual target bonus, (ii) a lump sum payment equal to 100% of his annual target bonus, prorated for the number of days of completed service during the fiscal year 2020 performance period, (iii) health benefit insurance premium payments for up to 24 months, (iv) full acceleration of all stock option awards and restricted stock unit awards that are outstanding as of the date of the Transition Agreement and (v) the ability to exercise vested stock options (including by “net exercise” in certain circumstances) until 12 months following Mr. Reilly’s final employment date. These severance payments and benefits are substantially consistent with the Severance and Change in Control Agreement previously entered into between Mr. Reilly and the Company (the “Severance Agreement”) for a Qualifying Termination during a Change in Control Period (each, as defined in the Severance Agreement), except that the health benefit insurance premium payments have been increased to 24 months from 12 months and the extended option exercise window includes all stock options. Mr. Reilly’s receipt of benefits substantially consistent with the Severance Agreement is based on the Board’s position that the Company’s executives who are party to the Severance Agreement and who experience a Qualifying Termination during the 12 months following the

Company’s merger with Hortonworks, Inc. on January 3, 2019 should be entitled to the severance payments and benefits for a Qualifying Termination during a Change in Control Period. The Transition Agreement supersedes the Severance Agreement.
The form of Severance Agreement was filed as Exhibit 10.21 to the Company’s Annual Report on Form 10-K, as filed with the SEC on April 4, 2018, and is incorporated by reference herein. The summary of the Transition Agreement set forth above is qualified in all respects by reference to the Transition Agreement, which is attached as Exhibit 10.01 hereto and is incorporated by reference herein.
The press release dated June 5, 2019 announcing the foregoing leadership changes is filed as Exhibit 99.01 to this Current Report on Form 8-K and is incorporated by reference into this Item 5.02.
Item 9.01. Financial Statements and Exhibits
(d) Exhibits

Number	Description

10.01	Executive Transition Agreement, dated June 5, 2019

99.01	Press Release Announcing CEO Transition, dated June 5, 2019

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

June 5, 2019	CLOUDERA, INC.

	By:	/s/ David Middler
	Name:	David Middler
	Title:	Chief Legal Officer